EMPLOYMENT AGREEMENT


         This Employment Agreement is made and entered into this ________ day of _______________, 2000, by and between Home Realty and Investment Corp., Inc., with its principal place of business in Fort Lauderdale, Florida (hereinafter referred to as the "Company"), and Peter Leon, an individual residing in Fort Lauderdale, Florida (hereinafter referred to as "Employee").

         In consideration of the Company's employment of Employee, Employee agrees to the covenants contained herein.

         In consideration of the following covenants and conditions, and other good and valuable consideration, the parties hereto agree as follows:

         1.       SUPERSEDING AGREEMENT.   This Agreement supersedes any and all
other employment agreements, written or oral, between the Company and Employee.

         2.       EMPLOYMENT.   The Company hereby employs Employee and Employee
hereby accepts employment for the term, at the salary, benefits and other consideration, and on the conditions specified in this Agreement.

         3.       DUTIES AND RESPONSIBILITIES.
                  ---------------------------

                  A. Employee agrees to perform the duties of an executive officer of the Company to the best of his ability, together with such functions as are customarily performed by employees of a company in Florida with a similar title. Such duties may, from time to time, be modified, established and designated by the Board of Directors of the Company during the term of this Agreement.

                  B. Employee shall conform to the rules, regulations, instructions, personnel practices and policies of the Company now in force or any changes therein which hereafter may be adopted from time to time by the Company.

         4.      TERM OF EMPLOYMENT; EFFECTIVE DATE.
                 ----------------------------------

                 A. This  Agreement  shall be effective as of, and the effective date of this Agreement shall be, May 1, 2000.

                 B. The  term  of  this  Agreement  shall  expire  on the  third anniversary of its commencement unless renewed (in the manner hereinafter specified) or unless sooner terminated in accordance with the terms and provisions hereinafter set forth. If the Company desires not to renew this Agreement(or, if previously renewed, on any succeeding annual anniversary) of its commencement, the Company shall be obligated to: (1) give Employee sixty (60) days written notice prior to the third anniversary (or, if previously renewed, on any succeeding anniversary) of the commencement of this Agreement of the Company's desire not to renew this Agreement; or (2) give Employee less than the aforesaid sixty (60) days written notice, in which event the Company shall be required to pay Employee the compensation,on a semi-monthly basis, which would otherwise have been paid by the Company for sixty (60) days after said notice is given had Employee remained in the employ of the Company and had Employee not been disabled during such period and performed his duties hereunder during such period without cause for his discharge arising during such period (and, in such event, Employee shall, unless requested otherwise by the Company, remain in the employ of the Company during the entirety of said 60 -day period). In the event the Company has not given the notice described in the preceding sentence on or before any anniversary of the commencement of the term of this Agreement, then this Agreement shall be automatically renewed for a succeeding period of years; and this Agreement may be renewed on any succeeding anniversary in like manner.

                C. In the event of the demise of Employee during the term of this Agreement (its original term or as extended), this Agreement shall automatically be terminated upon the occurrence of such demise; and in the event employee is disabled (irrespective of the cause or causes thereof and whether such disability is permanent or temporary) during the term of this Agreement, this Agreement may, at the option of the Company (exercisable by written notice to Employee at any time) be terminated at any time after the occurrence of such disability. The aforesaid prerogative of the Company to terminate this Agreement may be exercised by written notice from the Company to Employee. Employee shall be deemed "disabled" or under a "disability" (as such quoted terms are used in this paragraph) if due to illness or injury, Employee is rendered unable to perform his duties under this Agreement, in whole or in substantial part, for ninety (90) days or more (the phrase "substantial part" meaning to the extent of 15% or more).

         5.      COMPENSATION OF EMPLOYEE.
                 ------------------------

                 A. SALARY: During the term of this Agreement, Employee shall be entitled to a base monthly salary payable in arrears of $8333.33.

                    The Company shall be entitled to make all payroll deductions from salary, bonuses and commissions as are required by law or otherwise apply uniformly to employees of the Company.

                 B. BONUSES  AND  INCENTIVES:  In  addition  to  the  salary  of
                    Employee, Employee shall receive 30 days after the end of each calendar quarter a bonus or commission based on the following:

                    50 % of the earned sales commission on matters for which Employee is a participating agent; and

                    Employee shall participate in the Stock Incentive and Bonus Plans offered by the parent, E-Pawn.com, Inc., and available to its key employees and executive officers.

                 C. CERTAIN OTHER  BENEFITS:  During the term of this Agreement,
                    Employee shall be entitled to the following additional benefits:


                           (1) Employee shall be included in such hospital, surgical, medical and dental benefit plans, group term life insurance plans, and pension, profit-sharing and/or retirement plans as are from time to time maintained by the Company (to the extent maintained) at the same level of contributions or benefits (as the case may be) as other employees of the Company similar in rank to Employee;

                           (2) Employee shall be reimbursed for reasonably and necessarily incurred business expenses in accordance with such policies for approval and/or reimbursement as are from time to time established by the Company and  uniformly  applied to  employees of the
                                    Company   similar   in  rank  to   Employee;
                                    provided,  however,  that  the  Company  may
                                    refuse to  reimburse  Employee  for expenses
                                    for which he cannot or does not  provide  an
                                    accounting or documentation which states the
                                    amount of expenditure,  the date, place, and
                                    essential character of the expenditure,  the
                                    business reason for the  expenditure  and/or
                                    the  nature  of  the  business   derived  or
                                    expected  to be  derived  as a result of the
                                    expenditure. The Company shall determine, in
                                    its  sole  discretion,   those  expenditures
                                    which   constitute    "reasonable   business
                                    expenses";

                           (3)      Employee  shall be entitled to two weeks (10
                                    days) annual vacation with pay after one (1)
                                    year of continuous  employment from his hire
                                    date.  With the approval of management,  and
                                    if the  Employee  chooses,  one (1)  week of
                                    this  vacation  may be taken  after  six (6)
                                    months of  continuous  employment.  Upon the
                                    Employee's   fifth   anniversary   with  the
                                    Company, he shall be entitled to three weeks
                                    (15 days)  vacation  with pay in the ensuing
                                    12-month period. Vacation time shall be non-cumulative.

                           (4) Employee shall be entitled to such other benefits as are then customarily furnished to other executive officers and key employees of the Company similar in rank to Employee, including but not limited to 401K Plans, stock bonus plans and incentive stock plans.

         6.      CONFIDENTIAL INFORMATION OF EMPLOYER.

                 A. RESTRICTIVE  COVENANT.  During  the term of this  Agreement,
                    Employee will have access to certain confidential information of the Company and its subsidiaries, parent and affiliated corporations and certain shareholder records of same, including, but not limited to, corporate books and records, financial information, personnel information, lists of customers, customer relations, special know-how, trade secrets and other information. Employee recognizes and acknowledges that such confidential information is a valuable, special and unique asset of the Company and that the Company's business is dependent on the same. To insure the continued secrecy of this confidential information and in consideration if his employment or continued employment by the Company, Employee agrees and covenants that he will not at any time during the term of this Agreement and for a period of two years from the date of his termination with the Company, regardless of the cause of such termination, either directly or indirectly, or by aid to others:

                           (1) Make use of or divulge to any person, firm, corporation or other entity (collectively referred to as an "Entity") any trade
                                    secrets,   customer   lists,  or  any  other
                                    information   used   by   Employee   in  his
                                    performance  of his  duties on behalf of the
                                    Company,  or fail to keep  confidential  all
                                    information   obtained   in  the   Company's
                                    business.

                           (2) Provide, perform or aid, directly or indirectly, in the providing or performance of, any service which is the same as or similar to any service performed or provided by Employee for the Company for or on behalf of any Entity which was a client or customer of the Company at the time of termination of Employee's employment with the Company (any such Entity being herein referred to as the "Company's Customer").

                           (3) Discuss with an Company's Customer, or with any employee or agent of any Company's Customer, the possibility of Employee's providing or performing or aiding, directly or indirectly, in the providing or performing, of any service prohibited by paragraph 6.A.(2) above, on behalf of such Company's Customer.

                           (4) Discuss with any person who is, at the time of such discussion, an employee of the Company, the possibility of such person's working for or with Employee to provide or perform (or aid, directly or indirectly, in the providing or performing) on behalf of any Entity any service which is the same as or similar to any service provided by such person in the scope of such person's employment with the Company.

                           (5) Employ any person, who was an employee of the Company on the date of termination of Employee's employment with the Company, to perform or provide (or aid, directly or indirectly, in the providing or performing) on behalf of any Entity any service which is the same as or similar to any service performed or provided by such person in the scope of such person's employment with the Company.

                           (6) Take any action, directly or indirectly, which would tend to divert from the Company any trade or business with any of the Company's Customers or any Entity whose identity or potential as a customer was confidential or learned by Employee during the course of his employment with the Company.

                           Employee  additionally  covenants  not to disclose to
                  any person, firm or corporation any information which is not otherwise known to the public concerning the business, customers or affairs of the Company or its subsidiaries or affiliates which he may acquire in the course of or as an incident to his employment and service on behalf of the Company.

                           Employee agrees that the provisions contained in this
                  Paragraph 6 are of vital importance to the Company and that if any question shall ever arise as to whether any act of Employee is prohibited by this Paragraph 6, then, in all instances in which it is reasonable to interpret any provision of this Paragraph 6 to prohibit such act, such interpretation shall be controlling notwithstanding that it may also be reasonable to interpret such provision to permit such act. The geographic area covered by this Restrictive Covenant is Fort Lauderdale Metropolitan Region and any other area within the State of Florida in which the Company is transacting business at the time of termination of Employee's employment (or within the maximum area permitted by law surrounding the Company's principal office in Fort Lauderdale, whichever is less).

                 B. WORK  PRODUCT.  Upon  the  termination  of  his  employment,
                    Employee shall not take from the premises of the Company, or otherwise retain, any records, files or other documents, or copies thereof, relating to the business or affairs of the Company. As further consideration for said employment, Employee hereby assigns and agrees to assign to the Company, its successors and assigns:

                           (1) All rights to maps, plats, documents, brochures, notes, research material, prospective customer lists, etc., which Employee made, conceived, or received during the term of his employment with the Company;

                           (2) Employee will promptly disclose to the Company information relating to said maps, plats, documents, brochures, research material, prospective  customer lists,  etc., and will
                                    execute, acknowledge, and deliver all papers
                                    and   perform  all  other  acts  as  may  be
                                    necessary in the opinion of the Company to vest title to such material in the Company, its successors and assigns.

                 C. REMEDIES.  In the event of a breach or threatened  breach by
                    Employee of the provisions of this Paragraph, the Company shall be entitled to seek an injunction restraining Employee from disclosing, in whole or in part, the lists of the Company's customers, rate and pricing structures, discount policies or other confidential business information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Employee.

         7.      TERMINATION.


                 A. The Company may terminate the employment of Employee with or without cause, at any time. In the event that such termination is "for cause" (as such quoted term is hereafter defined), then no prior notice shall be required for termination; provided, however, at the time of such termination, Employee shall be provided with a written explanation of the facts constituting cause. Failure to so provide Employee with such explanation shall be deemed termination without cause. Additionally, in the event that such termination is "for cause," then Employee shall have no right to receive compensation or other benefits under this Agreement for any period after termination "for cause." "Cause" for termination by the Company shall include but shall not be limited to,

                           (1) EMPLOYEE'S FAILURE OR REFUSAL TO PERFORM TO THE REASONABLE satisfaction of the Company any duty or task required hereby or delegated to him consistent with his position and duties as enumerated herein;

                           (2) Employee's failure or refusal to observe and keep any and all covenants or obligations on his part to be performed or kept under the terms of this Employment Agreement or as required by other work rules, policies or guidelines from time to time established by the Company and communicated, in writing, to Employee and/or the Company's employees in general;

                           (3) the breach by Employee of fiduciary duty involving personal profit;

                           (4) Employee's willful violation of law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist orders or any crime of moral turpitude;

                           (5) theft, embezzlement, diversion,appropriation or other misapplication of the Company funds, accounts or confidential information;

                           (6) dishonesty, incompetence, habitual neglect or willful misconduct of Employee;

                           (7)      drug, alcohol or other substance abuse; or

                           (8)      Employee's permanent disability.

                    For the purposes hereof, Employee shall be deemed to have become permanently disabled if, during any consecutive twelve (12) month period, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or shall have failed to have performed his duties under this Agreement for ninety (90) consecutive days, or, if, during any such twelve (12) month period, he shall have been unable or unwilling or shall have failed to perform his duties for a total period of ninety (90) days, either consecutive or not. If Employee is to be terminated for cause, under 7.A.(1) above, the Company will, prior to such termination, give Employee a sixty (60) day period in which to cure or remedy the cause for termination. If at the end of such sixty (60) day period, the Employee has not cured or remedied the cause for termination to the full satisfaction of the Company, the Employee may be immediately terminated without any additional notice. The Company may elect, but shall not be obligated, to extend beyond sixty (60) days the period during which Employee shall be entitled to remedy or cure the cause for termination; provided, however, that no such extension shall preclude the Company from terminating Employee at any time after such sixty (60) day period without further notice.

                 B. In the event that the  Company  should  ever  terminate  the employment of Employee for what the Company asserts is "for cause" and it is later determined by a court of competent jurisdiction in a judgment which is or becomes final and non-appealable that such termination was not "for cause," then the maximum liability of the Company to Employee shall be the amount which the Company would otherwise have been required to pay to Employee had the employment of Employee been terminated for a reason other than "for cause" under Paragraph 7.C below.

                 C. Where this Agreement is terminated for any reason other than
                    "for cause," then the following shall apply:

                           (1) If this Agreement is terminated by the Company for a reason other than "for cause", then the Company shall be obligated to (i) pay to Employee a cash payment in the amount of three months salary (such salary to be computed  on the  basis of three  times  the
                                    then  current   monthly  salary  being  paid
                                    pursuant  to  Paragraph  5  hereof)  and  to
                                    receive  all  bonuses  and   overrides   due
                                    through the end of the third month from date
                                    of   termination;   and   (ii)   cause   all
                                    contributions   made  with  respect  to  any
                                    pension and/or retirement plan with respect to Employee to fully and indefeasibly vest; and (iii) cause Employee to continue to be covered by all employee benefit plans then being maintained by the Company (referred to in Paragraph 5 hereof) for a period ending on the first to occur of (y) the expiration of the third month from the effective date of termination, or (z) the commencement by Employee of full-time employment with a different employer.

                           (2) If this Agreement is terminated by Employee, then the Company shall have no further obligations hereunder except to pay such compensation and other benefits as have accrued prior to the effective date of termination.

         8. COVENANT NOT TO COMPETE. Employee hereby agrees, covenants and warrants, for a period of one year from the expiration of the term of this Employment Agreement, or one year after termination, whichever is earlier, that he shall not, within any market, area or territory served by the Company or the surviving entity of such Company's present offices or those it may hereafter open, directly or indirectly, solicit, contract, contact or consult with any of the customers or accounts of the Company or those known to be in pursuit by the Company at the time of Employee's termination or become the employee of, or otherwise render services to, any enterprise which competes directly or indirectly with the customers or accounts of the Company or those known to be in pursuit by the Company at the time of Employees' termination.

         Employee further agrees that such limitations as to the period of time, geographic area and types and scopes of restriction on his activities specified herein are reasonable and necessary for the protection of the goodwill and other business interests of the Company. However, should either the time period or the geographic area provided herein be deemed invalid or unenforceable in any respect, then Employee recognizes and agrees that a modification may be made to such time period or geographic area to protect the Company with respect to the purpose of this covenant not to compete.

         Employee recognizes and agrees that any violation of any of the provisions contained herein will cause such damage or injury to the Company as would be irreparable and continuing and that the exact amount of such damage might be difficult or impossible to ascertain and that, for such reason, among others, the Company shall be entitled, as a matter of course, to recover from Employee an amount equal to five percent (5%) of the gross billings of the Company's former client, as billed by the Employee, his new employer, or any other person or entity wrongfully acquiring the Company's client, and also the Company shall be entitled to an injunction from any court of competent jurisdiction restraining any further violation of this covenant not to compete. Such right to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Company may have against Employee, including the right to recover damages for any breach of this covenant or other provisions of this Agreement. Should it become necessary for the Company to enforce the terms of this Agreement through injunctive or other proceedings, Employee hereby waives any and all claims, counterclaims or other causes of action assertable by them against the Company, including, but not limited to, claims that this Agreement violates the Florida Free Enterprise and Antitrust Act.

         9. ASSIGNMENT OF AGREEMENT. The Company may assign this Agreement (and this Agreement shall be deemed assigned) without the consent of the Employee in connection with any merger of the Company with or into any other institution or entity; any other assignment of this Agreement by the Company may be made only with the written consent of Employee; in the event of any such assignment, all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable by or against the successors and assigns of the Company. The rights and obligations of Employee under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

         10. NOTICE. Any notice given under this Agreement to either party shall be given in writing. Any such notice shall be deemed to be given when mailed to any such party by registered or certified mail, postage prepaid, addressed to such party at the respective addresses set out below, or at such other addresses as either party may hereafter designate (by written notice provided in accordance with this paragraph) as its address for purposes of notice hereunder:

                  Employee:
                  ADDRESS:                        FORT LAUDERDALE, FLORIDA 77055
                                             -----------------------------------



                  The Company:
                  Address:                           2701 East Oakland Park Blvd
                                                 FORT LAUDERDALE, FLORIDA  77040
                                            ------------------------------------

         11. WAVIER OF BREACH. The wavier by either party of a breach of any provision(s) of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision(s) of this Agreement.

         12. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. No affirmation, representation, covenant or agreement not expressed herein shall be binding on eitherparty.

         13. AMENDMENT. This Agreement may be changed, modified or amended at any time and in any respect by the agreement of the parties hereto without the consent of any other person; provided, however, that no change, modification or amendment shall be binding unless same shall have been reduced to a writing and signed by the party against whom enforcement of the change, modification or amendment is sought.

         14. APPLICABLE LAW. The parties intend and agree that the terms and provisions of this Agreement and the performance of the parties hereunder shall be governed by the laws of the State of Florida.

         15. SEVERABILITY. In the event that any portion(s) of this Agreement is declared to be invalid or illegal by final judgment of any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect notwithstanding the invalidity or illegality of the other portion(s).

         16. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which, together, shall constitute one and the same instrument.

         EXECUTED in multiple counterparts at Fort Lauderdale, Florida on this __________ day of _______________, 2000, but with an effective date as set forth herein.

                                          COMPANY:

                                          Home Realty and Investment Corp., Inc.



                                          By:
                                          Name:
                                          Title:



                                          EMPLOYEE:




                                          Peter Leon

                     FIRST ADDENDUM TO EMPLOYMENT AGREEMENT
                  BETWEEN HOMESREALTY & INVESTMENTS CORP., INC.
                                 AND PAUL RUBEO

   COMPANY: HOMESREALTY & INVESTMENTS CORP., INC.

   EMPLOYEE: PAUL RUBEO




         1. INCONSISTENCIES; DEFINITIONS. This Addendum shall be deemed a part of the Employment Agreement of even date herewith between HOMESREALTY & INVESTMENTS CORP., a Florida corporation and PAUL RUBEO of even date herewith. In the event of any inconsistency between the terms and provisions of the Contract and the terms of this Addendum, the terms and provisions of this Addendum shall control and prevail. All definitions defined in the Employment Agreement shall apply to this Addendum.

         2. THE FOLLOWING LANGUAGE IS HEREBY ADDED TO PARAGRAPH 1: This Employment Agreement is executed simultaneously with that certain Purchase and Sale Agreement for Purchase of Stock by and between HomesRealty and Investments Corp. and E-Pawn.Com, Inc (hereinafter, the "Stock Purchase Agreement"). The Stock Purchase Agreement is incorporated herein by reference. In the event of a conflict in terms between this Employment Agreement and the Stock Purchase Agreement, the terms and provisions of the Stock Purchase Agreement shall prevail.

         3. PARAGRAPH 4(A) IS HEREBY MODIFIED AS FOLLOWS: The Effective Date of this Agreement shall be June 1, 2000.

         4. PARAGRAPH 4(C) IS HEREBY MODIFIED AS FOLLOWS: The phrase, "substantial part" as used in this paragraph shall mean to the extent of thirty (30%) percent or more. In addition, the following language shall be added to this paragraph:

         "Notwithstanding the termination of this Agreement pursuant to the terms of this paragraph, E-Pawn.Com, Inc. shall nevertheless be obligated to perform all of its obligations contained in the Stock Purchase Agreement, including but not limited to payment of all of the purchase consideration described therein."

         5. THE FOLLOWING LANGUAGE IS HEREBY ADDED TO PARAGRAPH 5(A): The base monthly salary described herein shall be paid bi-weekly with payments to be received by the Employee on the first and fifteenth days of each calendar month.

         6.  THE  FOLLOWING  LANGUAGE  IS  HEREBY  ADDED TO  PARAGRAPH  5(C)(2):
Notwithstanding the foregoing, "reasonable business expenses" shall be deemed to include all business expenses common to a real estate brokerage business in Fort Lauderdale, Florida.

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         7.   PARAGRAPH 7(A) OF THE AGREEMENT IS HEREBY MODIFIED AS FOLLOWS:


                  Notwithstanding   any  provision  of  this  paragraph  to  the
contrary, the Company shall provide written notice of its intent to terminate the Agreement for the following:

                  (a) Employee's failure or refusal to perform to the reasonable satisfaction of the Company, any duty or task required hereby or delegated to him consistent with his position and duties as enumerated herein;

                  (b) Employee's failure or refusal to observe and keep any and all covenants or obligations on his part to be performed or kept under the terms of this Employment Agreement or as required by other work rules, policies or guidelines from time to time established by the Company and communicated, in writing, to Employee and/or the Company's employees in general;

                  (c)      Incompetence.

                  Upon receipt of such Notice of Termination, Employee shall have sixty (60) calendar days to cure the deficiency which is the subject of the Notice of Termination. In the event the cure cannot reasonably be accomplished within the sixty (60) day period described herein, Employee shall not be terminated if he commences a cure of the deficiency upon receiving the Notice of Termination and works diligently to complete a cure of the deficiency. Notwithstanding the termination of this Agreement for any reason whatsoever pursuant to this paragraph (whether "for cause" or not for cause), E-Pawn.Com, Inc. shall nevertheless be obligated to perform all of its obligations contained in the Stock Purchase Agreement, including but not limited to payment of all of the purchase consideration described therein.

         8.  THE FOLLOWING LANGUAGE IS HEREBY ADDED TO PARAGRAPH 7(B):

         "In addition, E-Pawn.Com, Inc. shall be obligated to perform all of its obligations contained in the Stock Purchase Agreement, including but not limited to payment of all of the purchase consideration described therein."

         9.  PARAGRAPH 7(C)(1) IS DELETED AND REPLACED BY THE FOLLOWING:

         "If this Agreement is terminated by the Company for a reason other than "for cause", then the Company shall be obligated to (i) pay to Employee an amount equal to Employee's base monthly salary, plus bonuses and overrides, all of which would be due and owing to Employee through and including the second anniversary of the Agreement, which sum may, at the option of the Company, be paid in bi-weekly installments or in lump sum; (ii) cause all contributions made with respect to any pension and/or retirement plan with respect to Employee to fully and indefeasibly vest; and (iii) at the cost and expense of the Company, cause Employee to continue to be covered by all employee benefit plans then being maintained by the Company (referred

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         to in Paragraph 5 hereof) for a period  ending on the first to occur of
         (y) the expiration of the second anniversary of the date of the Agreement, or (z) the commencement by Employee of full time employment with a different employer having a comparable employee benefit plan as is then maintained by the Company. In addition, E- Pawn.Com, Inc. shall be obligated to perform all of its obligations contained in the Stock Purchase Agreement, including but not limited to payment of all of the purchase consideration described therein."

                  10.    THE FOLLOWING LANGUAGE SHALL BE ADDED TO THE EMPLOYMENT
                         AGREEMENT:

         In the event Employee dies during the term of this Agreement, Employer shall pay to Employee's Estate any salary, bonuses and/or overrides accrued but unpaid as of the date of his death.

         IN WITNESS WHEREOF, the parties hereto set their hands and seals this _______ day of June, 2000.

                                                       EMPLOYER:

                                                HOMESREALTY & INVESTMENTS CORP.,
                                                a Florida corporation

________________________________                By:____________________________

                                                       EMPLOYEE:


--------------------------------                   -----------------------------
                                                       PAUL RUBEO

                        RATIFICATION BY E-PAWN.COM, INC.

     E-PAWN.COM, INC. hereby ratifies, adopts and agrees to vote its shares of the Company's stock to require the Company to perform all of its obligations in the above and foregoing Employment Agreement and for E-Pawn.com, Inc. to carry our its obligations as they are stipulated in the Employment Agreement.


                                                     E-PAWN.COM, INC.,
                                                     a Nevada corporation

                                                     By:________________________

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